UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

June 12, 2014

Date of report (Date of earliest event reported)

DAKOTA PLAINS HOLDINGS, INC.

(Exact Name of Registrant as Specified in its Charter)

Minnesota	000-53390	20-2543857
(State of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

294 Grove Lane East Wayzata, Minnesota	55391
(Address of Principal Executive Offices)	(Zip Code)

(952) 473-9950

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07. Submission of Matters to a Vote of Security Holders.

Dakota Plains Holdings, Inc. (the “Company”) held its Annual Meeting of Stockholders on June 12, 2014 (the “Annual Meeting”). At the Annual Meeting, the Company’s stockholders elected all six persons nominated by the Company’s board of directors to serve as directors until the next Annual Meeting of Stockholders or until their successors are duly elected. The 2014 Omnibus Incentive Plan (the “Omnibus Plan”) did not receive the affirmative vote of a majority of shares represented at the Annual Meeting. Accordingly, the Omnibus Plan was not approved. In addition, the Company’s stockholders ratified the selection of BDO USA LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2014. Set forth below are the final voting results for each of the proposals.

Proposal 1. Election of Directors.

Name	For	Withheld	Broker Non-Votes

Gary L. Alvord	25,717,487	3,705,938	14,928,418
Gabriel G. Claypool	25,702,546	3,720,879	14,928,418
Paul M. Cownie	25,713,867	3,709,558	14,928,418
David J. Fellon	25,718,087	3,705,338	14,928,418
Craig M. McKenzie	25,704,926	3,718,499	14,928,418
Terry H. Rust	25,717,735	3,705,690	14,928,418

Proposal 2. Approval of the 2014 Omnibus Incentive Plan.

For	Against	Abstain	Broker Non-Votes

13,765,970	15,311,620	345,835	14,928,418

Proposal 3. Ratification of the selection of BDO USA LLP as the independent registered public accounting firm for the fiscal year ending December 31, 2014.

For	Against	Abstain

41,537,416	2,809,711	4,716

2

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DAKOTA PLAINS HOLDINGS, INC.

Date: June 13, 2014	/s/ Timothy R. Brady
Timothy R. Brady
Chief Financial Officer